Exhibit 5.10

CONSENT OF STEVE SHIKAZE

The undersigned hereby consents to the use of the undersigned’s name and information derived from the Technical Report titled “Preliminary Economic Assessment of SW Arkansas Lithium Project” effectively dated November 20, 2021, with an amended issue date of June 16, 2023, which is included in, or incorporated by reference into, the registration statement on Form F-10 of Standard Lithium Ltd. being filed with the United States Securities and Exchange Commission.

/s/ Steve Shikaze
Steve Shikaze, M.Sc., P.Eng.
Senior Hydrogeological Engineer

Date: July 26, 2023